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      For Further Information:
      ------------------------
      Charles W. Federico                            Thomas Hein
      Group President & CEO                          CFO
      Orthofix International N.V.                    Orthofix International N.V.
      704.948.2600                                   704.948.2600


                 Orthofix Reports Record Sales of $77.7 Million
                           for the First Quarter 2005

      Net Income Increases 29% to $10.8 million, or $0.67 per Diluted Share

HUNTERSVILLE, N.C., April 28, 2005 - Orthofix International N.V. (NASDAQ:OFIX) today announced results for the first quarter ended March 31, 2005.

Sales for the first quarter ended March 31, 2005, were $77.7 million, an increase of 10% over the $70.7 million reported during the same period in 2004. The incremental impact of foreign currency on sales for the first quarter of 2005 was a positive $1.1 million, or 1.4%.

Net income for the first quarter ended March 31, 2005, was $10.8 million, or $0.67 per diluted share, an increase of 29%, compared with $8.3 million, or $0.53 per diluted share, for the same period in 2004. Diluted weighted average shares outstanding were 16,157,395 and 15,745,473 during the three months ended March 31, 2005, and March 31, 2004, respectively.

The following tables display net sales by business segment, net of inter-company eliminations and by market sector for the three months ended March 31, 2005, and 2004. Orthofix provides net sales by market sector for information purposes only. The Company maintains its books and records by business segment.

Net sales by business segment for the quarters ended March 31.
(In millions)


                                     Three Months Ended March, 31,
                                     ----------------------------
                                     2005     2004     % Increase
                                     ----     ----     ----------
Americas Orthofix                    $33.8    $29.8         13%
Americas Breg                         18.0     16.8          7%
International Orthofix                25.9     24.1          7%
                                     -----    ------      -----
Total                                $77.7    $70.7         10%
                                     =====    ======      =====



Net sales by market sector for the quarters ended March 31, (In millions)

                                Three Months Ended March, 31,
                                ----------------------------
                                2005     2004     % Increase
                                ----     ----     ----------

Orthopedic Products
-------------------
Spine                          $ 23.2    $ 19.6       18%
Reconstruction                   32.6      30.1        8%
Trauma                           16.0      15.3        5%
                               ------    ------      -----
Total Orthopedic                 71.8      65.0       10%
Non-Orthopedic                    5.9       5.7        4%
                               ------    ------      -----
Total                          $ 77.7    $ 70.7       10%
                               ======    ======      =====


Charles W. Federico, President and CEO of Orthofix, reiterated comments made on April 11 in the Company's release announcing that first-quarter sales would exceed its guidance range . "We are delighted with the 18% year-over-year sales growth in our Spine market sector, most notably as a result of sales of Cervical-Stim(R), which was approved by the FDA in December 2004 and has begun selling in the first quarter 2005. The growth of sales for spinal stimulation products also provided the momentum for the 13% year-over-year growth of the Americas. Sales of Breg bracing products grew 10% in the first quarter. However, delay in the introduction of new pain and cold therapy products, which had a combined growth rate of 3% for the quarter, slowed the overall Breg growth rate to 7% for the quarter. Sales growth of International Reconstruction and Trauma products at 7% was good when taking into consideration the still negative year-over-year comparison in sales of AV Impulse products," said Federico.

Federico stated further, "We were pleased to see operating income grow 22% on 10% sales growth resulting in an operating income ratio of 20% for the first quarter. This leverage was the result of a growth in gross profit margin to 73.1% for the quarter, principally from favorable mix, combined with a reduction in the ratio of operating expenses to sales. 'Other income' reflects the one-time recording of $2.4 million (approximately $1.5 million after tax, or $0.09 per share) of royalties that resulted from the previously announced conclusion of the Bone Source agreement."

Federico concluded, "We are pleased with our excellent first quarter start to 2005."

During the first quarter, the Company made further scheduled and voluntary prepayments of $8.0 million on outstanding term loan borrowings. Strong free cash flow enabled the Company to continue to reduce its term loan used to finance the Breg acquisition from an initial balance of $110.0 million to $68.8 million at March 31, 2005, and still report an ending cash balance of $37.0 million.




Orthofix International, N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages
- helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients - via Orthofix's sales representatives and its subsidiaries, including Breg, Inc., and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek, and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the integration of the businesses of Orthofix and Breg, unanticipated expenditures, changing relationship with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.


                          - Financial tables follow -

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, U.S. Dollars, in thousands, except per share and share data)



                                                       For the three months
                                                   ----------------------------
                                                         ended March 31,
                                                   ----------------------------
                                                      2005               2004
                                                   ---------         ----------
Net sales                                   $       77,688       $       70,739
Cost of sales                                       20,896               19,546
                                                   ---------         ----------
  Gross profit                                      56,792               51,193
                                                   ---------         ----------

Operating expenses
  Sales and marketing                               27,598               26,136
  General and administrative                         8,676                7,247
  Research and development                           2,938                3,316
  Amortization                                       1,627                1,333
  Litigation and settlement costs                      342                  372
                                                   ---------         ----------
                                                    41,181               38,404
                                                   ---------         ----------

Operating income                                    15,611               12,789
Interest income/(expense)                           (1,319)              (1,529)
Other income/(loss)                                  2,053                  189
Gain/(loss) in joint venture                             -                  406
                                                   ---------         ----------
  Income before income tax                          16,345               11,855
Income tax expense                                  (5,566)              (3,511)
                                                   ---------         ----------
  Net income                                $       10,779       $        8,344

Net income per common share - basic         $         0.68       $         0.55
Net income per common share - diluted       $         0.67       $         0.53
Weighted average number of common
  shares outstanding - basic                    15,784,245           15,039,870
Weighted average number of common
  shares outstanding - diluted                  16,157,395           15,745,473

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, U.S. Dollars, in thousands)


                                                          As of       As of
                                                      -----------   ------------
                                                        March 31,   December 31,
                                                          2005          2004
                                                      -----------   ------------
Assets
Current assets:
     Cash and cash equivalents                $         26,021     $    25,944
     Restricted cash                                    10,940          14,302
     Trade accounts receivable                          79,101          75,321
     Inventory                                          32,291          32,895
     Deferred income taxes                               3,948           4,130
     Prepaid expenses and other                         13,018          10,000
                                                      -----------   ------------
           Total current assets                        165,319         162,592
Securities and other investments                         4,082           4,082
Property, plant and equipment, net                      18,385          18,326
Intangible assets, net                                 237,476         239,956
Other long-term assets                                   5,234           6,144
                                                      -----------   ------------
           Total assets                       $        430,496     $   431,100
                                                      ===========   ============


Liabilities and shareholders' equity
Current liabilities:
     Bank borrowings                          $            74     $        76
     Current portion of long-term debt                 10,230          10,057
     Trade accounts payable                             9,214           9,507
     Other current liabilities                         26,946          25,745
                                                      -----------   ------------
           Total current liabilities                   46,464          45,385


Long-term debt                                         59,058          67,249
Deferred income taxes                                  17,323          17,555
Deferred income                                             -           2,443
Other long-term liabilities                                54              57
Deferred compensation                                   1,259           1,239
                                                      -----------   ------------
           Total liabilities                          124,158         133,928
                                                      -----------   ------------


Shareholders' equity
     Common shares                                      1,580           1,572
     Additional paid-in capital                       100,052          98,388
                                                      -----------   ------------
                                                      101,632          99,960
     Retained earnings                                192,852         182,073
     Accumulated other comprehensive income            11,854          15,139
                                                      -----------   ------------
           Total shareholders' equity                 306,338         297,172
                                                      -----------   ------------
           Total liabilities and
           shareholders' equity               $       430,496        $431,100
                                                      ===========   ============

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, U.S. Dollars, in thousands)


                                                             For the three months
                                                                 ended March 31,
                                                           ------------------------
                                                               2005         2004
                                                           -----------    --------
Net cash provided by (used in) operating activities      $   9,581    $  (8,059)
                                                           -----------   ---------
Cash flows from investing activities:
  Investment in subsidiaries and affiliates                      -       (1,105)
  Capital expenditure                                       (2,624)      (1,933)
  Proceeds from sale of investments                              -        1,300
                                                           -----------   ---------
  Net cash used in investing activities                     (2,624)      (1,738)
                                                           -----------   ---------
Cash flows from financing activities:
  Net repayment of loans and borrowings                     (8,020)      (1,280)
  Proceeds from issuance of common stock                     1,500        3,034
  Payment of debt issuance costs                                           (460)
                                                           -----------   ---------
  Net cash (used in) provided by financing activities       (6,520)       1,294
                                                           -----------   ---------
Effect of exchange rate changes on cash                       (286)          (1)
                                                           -----------   ---------
Net increase (decrease) in cash and cash equivalents            77       (8,504)
Cash and cash equivalents at the beginning of the period    25,944       33,559
                                                           -----------   ---------
Cash and cash equivalents at the end of the period       $  26,021    $  25,055
                                                           -----------   ---------
